Exhibit 99.1

Company Contacts:

Bruce Davis

Chairman and CEO

503-469-4624

Bruce.Davis@digimarc.com

Scott Liolios or Matt Glover

Liolios Group, Inc.

Investor Relations for Digimarc

949-574-3860

info@liolios.com

FOR IMMEDIATE RELEASE

Digimarc Partners with Intellectual Ventures to Expand

Patent Licensing Program

Beaverton, Ore. — October 6, 2010 — Digimarc Corporation (NASDAQ: DMRC) has entered into a long-term relationship with Intellectual Ventures™ (IV) to expand Digimarc’s patent licensing program and broaden adoption of its proprietary technologies. Pursuant to the agreement, Digimarc has exclusively licensed the right to sublicense a substantial portion of its patent assets to IV in exchange for various strategic and financial benefits.

The key objectives of the relationship for Digimarc are to:

•	Materially advance progress toward realization of its vision and mission

•	Significantly expand the scope of its license program

•	More effectively monetize its patent assets

•	Encourage large scale adoption of its technologies by industry leaders

•	Improve the company’s financial performance

•	Increase the scale and rate of growth of its software and services business

•	Lay a foundation for continuing innovation

Important financial aspects of the agreement for Digimarc include:

•	A license issue fee of $36 million, paid to Digimarc in increasing quarterly installments over three years

•	20% of the profits generated from the IV licensing program

•	IV assumes responsibility for approximately $1 million per year in prosecution and maintenance costs previously borne by Digimarc

•	A minimum of $4 million of paid support over five years from Digimarc to assist IV in maximizing the value of the licensed assets

•

A royalty-free grant-back license to the licensed patents to continue Digimarc’s existing business related to those assets, including maintaining and renewing existing patent licenses, and providing software and services

The Company and its auditors have not yet fully determined how the transaction should be accounted for.

“This partnership is a huge step forward for Digimarc toward realizing its vision of teaching computers to see, hear and understand,” said Digimarc’s chairman and CEO Bruce Davis. “We believe that these capabilities are fundamental to the continuing evolution of more intuitive and pervasive computing that will dramatically change the meaning of computers in our lives. This partnership with IV is a remarkable opportunity for a company like Digimarc, with breakthrough technologies, but limited means to efficiently propagate its technologies throughout addressable markets. IV’s scale and expertise is well suited, we believe, to accelerating the licensing of our inventions on a global basis, faster than we could ever contemplate achieving alone. We are looking forward to a long and successful collaboration.”

Vincent Pluvinage, head of strategic acquisitions and private equity for Intellectual Ventures, added: “Intellectual Ventures recognized that inventions made by Digimarc’s inventors during the last decade are increasingly valuable to many companies involved in leveraging both traditional (analog) and digital ways to distribute multi-media content, including using increasingly powerful smartphones and other network-enabled products and services. We hope these companies will leverage Digimarc’s know-how and technologies, as well as license relevant patent rights from Intellectual Ventures. Intellectual Ventures is making a significant financial investment in these patented inventions, helping Digimarc to continue creating new innovations and supporting the adoption of the patented ones.”

Digimarc management will host a conference call later today to discuss this development in more detail. Please see below for more information.

In other news, the Company advises that a declaratory judgment action has been filed against Digimarc in the United States District Court in Delaware by Verance Corporation, a licensee, alleging the invalidity of 22 patents held by Digimarc and other matters. Verance Corp. v. Digimarc Corp., 1:10-cv-00831-UNA. The Company has not been served, but a copy of the Complaint is posted on our investors page at www.digimarc.com/investors/. Based on preliminary analysis, the Company anticipates that third quarter revenues will be lower than in the past three quarters because Verance did not make their anticipated quarterly payment due to this litigation and a federal contract was deferred until the fourth quarter. Third quarter expenses will also be higher due to professional fees for services associated primarily with the IV transaction and new product initiatives.

Conference Call

Digimarc will hold a conference call later today prior to the opening of the market (October 6, 2010) to discuss the partnership. Chairman and CEO Bruce Davis and CFO Mike McConnell will host the call starting at 8:30 a.m. Eastern time (5:30 a.m. Pacific time). A question and answer session will follow management’s presentation.

The call will be simulcast via a link available on Digimarc’s home page at www.digimarc.com, and will be available for replay until October 20, 2010. Thereafter, the webcast will be archived at www.digimarc.com/investors/events.asp.

About Intellectual Ventures

Founded in 2000, Intellectual Ventures (IV) is the global leader in the business of invention. IV collaborates with leading inventors, partners with pioneering companies, and invests both expertise and capital in the process of invention. IV’s mission is to energize and streamline an invention economy that will drive innovation around the world. For more information, visit www.intellectualventures.com.

About Digimarc

Digimarc Corporation (NASDAQ:DMRC), based in Beaverton, Oregon, is a leading innovator and provider of enabling technologies that create digital identities for all forms of media and many everyday objects. The embedded digital IDs are imperceptible to humans, but not to computers, networks and devices like mobile phones, which can now use cameras and microphones as sensory inputs to “see, hear and understand” the world around them within the context of their environment. Digimarc has built an extensive intellectual property portfolio with patents in digital watermarking, content identification and management, media and object discovery to enable ubiquitous computing, and related technologies. Digimarc develops solutions, licenses its intellectual property, and provides development services to business partners across a range of industries. For more information, please visit www.digimarc.com.

Forward-looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements regarding Digimarc’s objectives in entering into the relationship with IV, Digimarc’s realization of the intended benefits of its relationship with IV, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of the failure of Digimarc’s relationship with IV to achieve its intended benefits, or changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results is set forth in the company’s Form 10-K for the year ended December 31, 2009 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

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